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                                                                    EXHIBIT 2.01


                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made as
                                                   ----------------
of April 28, 1998 by and between eBay, Inc., a California corporation ("eBay
                                                                        ----
California"), and eBay Inc., a Delaware corporation ("eBay Delaware").  eBay
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California and eBay Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."
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                                R E C I T A L S
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          A.  eBay California was incorporated on May 13, 1996.  Its current authorized capital stock consists of: (1) 20,000,000 shares of Common Stock, no par value ("eBay California Common Stock"), of which 7,299,000 shares are issued
            ----------------------------
and outstanding; and (2) 6,000,000 shares of Preferred Stock, no par value ("eBay California Preferred Stock"), of which 2,676,475 shares are issued and
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outstanding (consisting of 1,676,475 shares of Series A Preferred Stock and
1,000,000 shares of Series B Preferred Stock).

          B. eBay Delaware was incorporated on March 13, 1998. Its authorized capital stock consists of: (1) 20,000,000 shares of Common Stock, with a par value of $0.001 per share ("eBay Delaware Common Stock"), of which 1,000 shares
                            --------------------------
are issued and outstanding; and (2) 6,000,000 shares of Preferred Stock, $0.001 par value ("eBay Delaware Preferred Stock"), none of which shares are issued and
            -----------------------------
outstanding.

          C. The respective Boards of Directors of eBay California and eBay Delaware deem it advisable and to the advantage of each of the Constituent Corporations that eBay California merge with and into eBay Delaware upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of eBay California from California to Delaware.

          D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.

          NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that eBay California shall merge with and into eBay Delaware on the following terms, conditions and other provisions:

          1.  MERGER AND EFFECTIVE TIME.  At the Effective Time (as defined
              -------------------------
below), eBay California shall be merged with and into eBay Delaware (the "Merger"), and eBay Delaware shall be the surviving corporation of the Merger
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(the "Surviving Corporation").  The Merger shall become effective upon the close
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of business on the date when a duly executed copy of this Merger Agreement, along with all required officers' certificates, is filed with the Secretary of State of the State of Delaware, (the "Effective Time").
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                                                                      eBay, Inc.
                                                    Agreement and Plan of Merger


          2.  EFFECT OF MERGER.  At the Effective Time, the separate corporate
              ----------------
existence of eBay California shall cease; the corporate identity, existence, powers, rights and immunities of eBay Delaware as the Surviving Corporation shall continue unimpaired by the Merger; and eBay Delaware shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of eBay California, all without further act or deed. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation.

          3.  GOVERNING DOCUMENTS.  At the Effective Time, the Certificate of
              -------------------
Incorporation of eBay Delaware in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation and the Bylaws of eBay Delaware in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

          4.  DIRECTORS AND OFFICERS.  At the Effective Time, the directors and
              ----------------------
officers of eBay Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          5.  CONVERSION OF SHARES OF EBAY CALIFORNIA.  Subject to the terms and
              ---------------------------------------
conditions of this Agreement, at the Effective Time, each share of eBay California Common Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of eBay Delaware Common Stock. At the Effective
Time: (a) each share of eBay California Series A Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of eBay Delaware Series A Preferred Stock; and (b) each share of eBay California Series B Preferred Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of eBay Delaware Series B Preferred Stock.

          6.  CANCELLATION OF SHARES OF EBAY DELAWARE.  At the Effective Time,
              ---------------------------------------
all of the previously issued and outstanding shares of eBay Delaware Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.

          7.  STOCK CERTIFICATES.  At and after the Effective Time, all of the
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outstanding certificates that, prior to that date, represented shares of eBay
California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of eBay Delaware Common Stock into which such shares of eBay California Common Stock are converted as provided herein. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of a series of eBay California Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the series of eBay Delaware Preferred Stock into which such shares of eBay California Preferred Stock are converted as provided herein. The registered owner on the books and records of eBay California of any such outstanding stock certificate for eBay California Common Stock or eBay California Preferred Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to eBay Delaware or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the

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                                                                      eBay, Inc.
                                                    Agreement and Plan of Merger

shares of eBay Delaware Common Stock or eBay Delaware Preferred Stock evidenced by such outstanding certificate as above provided.

          8.  CONVERSION OF OPTIONS AND WARRANTS.  At the Effective Time, all
              ----------------------------------
outstanding and unexercised portions of all options to purchase a share of eBay California Common Stock under the eBay California 1996 Stock Option Plan and the eBay California 1997 Stock Option Plan shall become options to purchase a share of eBay Delaware Common Stock (subject to the elimination of fractional shares as provided in Section 9 below) at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if applicable, and all other material terms and conditions (including
 ----
but not limited to the terms and conditions applicable to such options by virtue of the eBay California 1996 Stock Option Plan and the eBay California 1997 Stock Option Plan). Continuous employment with eBay California will be credited to an optionee for purposes of determining the vesting of the number of shares of eBay Delaware Common Stock under a converted eBay California option at the Effective Time. Additionally, at the Effective Time, eBay Delaware shall adopt and assume the eBay California 1996 Stock Option Plan and the eBay California 1997 Stock Option Plan. At the Effective Time, all outstanding and unexercised portions of all warrants to purchase or acquire eBay California Preferred Stock shall become warrants to purchase or acquire, on the same terms and conditions, the same number of shares of the same series of eBay Delaware Preferred Stock.

          9.  FRACTIONAL SHARES.  No fractional shares of eBay Delaware Common
              -----------------
Stock or Preferred Stock will be issued in connection with the Merger. In lieu thereof, eBay Delaware shall pay each shareholder of eBay California who would otherwise be entitled to receive a fractional share of eBay Delaware Common Stock or Preferred Stock (assuming the aggregation of all shares held by the same holder of more than one stock certificate representing shares of eBay California Common Stock or Preferred Stock, as the case may be) a cash amount equal to the applicable fraction multiplied by the fair market value of a share of eBay Delaware Common Stock or Preferred Stock, as the case may be, as determined by the Board of Directors of eBay Delaware in good faith (the "Fair
                                                                          ----
Market Value Per Share").  Upon exercise of each assumed option of eBay
----------------------
California to purchase eBay Delaware Common Stock, cash will be paid by eBay Delaware in lieu of any fractional share of eBay Delaware Common Stock, respectively, issuable upon exercise of such option, and the amount of cash received for such fractional share shall be the Fair Market Value Per Share upon exercise thereof multiplied by the applicable fraction, less the unpaid exercise price per share for such fraction.

          10.  EMPLOYEE BENEFIT PLANS.  At the Effective Time, the obligations
               ----------------------
of eBay California under or with respect to every plan, trust, program and benefit then in effect or administered by eBay California for the benefit of the directors, officers and employees of eBay California or any of its subsidiaries shall become the lawful obligations of eBay Delaware and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, eBay Delaware hereby expressly adopts and assumes all obligations of eBay California under such employee benefit plans.

          11.  FURTHER ASSURANCES.  From time to time, as and when required by
               ------------------
the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of eBay California such deeds, assignments and other instruments, and there shall be taken

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                                                                      eBay, Inc.
                                                    Agreement and Plan of Merger


or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of eBay California, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of eBay California, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

          12.  CONDITION.  The consummation of the Merger is subject to the
               ---------
approval of this Merger Agreement and the Merger contemplated hereby by the shareholders of eBay California and by the sole stockholder of eBay Delaware, prior to or at the Effective Time.

          13.  ABANDONMENT.  At any time before the Effective Time, this Merger
               -----------
Agreement may be terminated and the Merger abandoned by the Board of Directors of eBay California or eBay Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders of eBay California and eBay Delaware.

          14.  AMENDMENT.  At any time before the Effective Time, this Merger
               ---------
Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of eBay California and eBay Delaware; provided, however,
                                                          --------  -------
that any amendment made subsequent to the adoption of this Agreement by the shareholders of eBay California or the sole stockholder of eBay Delaware shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of eBay California; (ii) alter or change any of the terms of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of eBay California or eBay Delaware.

          15.  TAX-FREE REORGANIZATION.  The Merger is intended to be a tax-free
               -----------------------
plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

          16.  GOVERNING LAW.  This Agreement shall be governed by and construed
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under the internal laws of the State of Delaware as applied to agreements among
California residents entered into and to be performed entirely within California, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the State of Delaware would apply in matters relating to the internal affairs of eBay Delaware and the Merger.

          17.  COUNTERPARTS.  In order to facilitate the filing and recording of
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this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

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                                                                      eBay, Inc.
                                                    Agreement and Plan of Merger

          IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

eBAY, INC.                                    eBAY INC.

a California corporation                      a Delaware corporation

By: /s/ Gary Bengier                          By: /s/ Gary Bengier,
    -----------------------------                -----------------------------
     Gary Bengier                                 Gary Bengier,
     Vice President and                           Vice President and
     Chief Financial Officer                      Chief Financial Officer



ATTEST:                                       ATTEST:
------                                        ------

By: /s/ Matthew P. Quilter                    By: /s/ Matthew P. Quilter
   -----------------------------                 -----------------------------
   Matthew P. Quilter, Secretary                 Matthew P. Quilter, Secretary



               [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

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